UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 7, 2014

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As announced by Liberty Media Corporation (the “Company”) on May 8, 2014, the Company’s board of directors previously approved a dividend (the “Dividend”) of two shares of the Company’s Series C common stock, par value $.01 per share (the “Series C common stock”), for each outstanding share of its Series A common stock, par value $.01 per share, and each outstanding share of its Series B common stock, par value $.01 per share, held as of 5:00 p.m. New York City time on July 7, 2014, the record date for the Dividend. The payment date for the Dividend will be 5:00 p.m. New York City time on July 23, 2014 (the “payment date”).

On July 7, 2014, the Company issued a press release (the “Press Release”) containing information regarding (i) the when-issued trading of the Series C common stock prior to the payment date and (ii) the trading symbols that will be used for the Series C common stock during the when-issued trading period and upon the commencement of regular way trading, in each case, on the Nasdaq Global Select Market.

The Press Release being filed herewith as Exhibit 99.1 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name
99.1	Press Release dated July 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2014

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated July 7, 2014